                                                                   EXHIBIT 10.25

                   LICENSE, SERVICES, AND PURCHASE AGREEMENT
                                    BETWEEN
                     ASSOCIATED SOFTWARE CONSULTANTS, INC.
                                      AND

                            Pan American Bank, FSB
                   -----------------------------------------

                a(n)    California     Corporation ("Customer")
                     -----------------

VARIABLE TERMS OF THE AGREEMENT:

1. Notice Information:

   If intended for ASC, to:                If intended for Customer, to:

   ASSOCIATED SOFTWARE CONSULTANTS, INC.   PAN AMERICAN BANK, FSB
                                           ------------------------------------
   7251 ENGLE ROAD, SUITE 300              1300 SOUTH EL CAMINO REAL, SUITE 320
                                           ------------------------------------
   MIDDLEBURG HEIGHTS, OH 44130            SAN MATEO, CA 94402-2962
                                           ------------------------------------
   CONTACT: RICK BACCHUS, PRESIDENT        CONTACT: MR. ROBERT B. WILSON
                                                    ---------------------------
   TELEPHONE: (216) 826-1010               TELEPHONE: (415) 345-1888
                                                      -------------------------

2. Applicable Attached Parts:

   ASC INITIALS:                                                       CUSTOMER INITIALS:
      N/A                                                                     N/A
   __________     Part B Beta Test Software (with Exhibit B)                ________
      N/A                                                                     N/A
   __________     Part C Custom Software (with Exhibit C, Exhibit P)        ________
   __________     Part L Software License (with Exhibit L)                  ________
   __________     Part E System Support (with Exhibit A, Exhibit E)         ________
   __________     Part S Service (with Exhibit S, Exhibit P)                ________
   __________     Part H Hardware Purchase (with Exhibit H)                 ________
   __________     Part G General Terms and Conditions                       ________

3. Number of Pages in this Agreement including attached Exhibits: *twenty-six*
                                                                  ------------
BOTH PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND FULLY UNDERSTAND THIS AGREEMENT AND HEREBY AGREE TO THE TERMS HEREOF. CUSTOMER EXPRESSLY ACKNOWLEDGES THAT NO REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS AGREEMENT HAVE BEEN MADE REGARDING THE GOODS AND SERVICES TO BE PROVIDED HEREUNDER, AND THAT CUSTOMER HAS NOT RELIED ON ANY REPRESENTATION NOT EXPRESSLY SET OUT HEREIN.

SIGNED for and on behalf of ASC:         SIGNED for and on behalf of Customer:

By: /s/ TIMOTHY W. LISTON                By: /s/ ROBERT WILSON
   -------------------------------          -----------------------------------

Print Name: Timothy W. Liston            Print Name: Robert Wilson
           -----------------------                  ---------------------------

Title: Vice President                    Title: EVP
      ----------------------------             --------------------------------

Date: 12/30/96                           Date: 12/20/96
     -----------------------------            ---------------------------------

Part L -- SOFTWARE LICENSE

1.   DEFINITIONS

     1.1 "Licensed Software." Computer programs in machine executable form only and related documentation and data files, as described in the Software License Order attached hereto as Exhibit L, together with any additional software modules that may be licensed in the future under Section 2.2 below.

     1.2 "Licensee Premises." The office space and other facilities occupied by Customer at the location shown on the attached Software License Order.

     1.3 "Computer System." The combination of a single central processing unit ("CPU") and its monitor, input device(s), output device(s), and auxiliary storage device(s).

     1.4 "LAN." A limited-distance distributed processing network that comprises the CPUs, monitors, input devices, output devices, storage devices, communications facilities, and other components thereof, and which is situated wholly within Licensee Premises."

     1.5 "Authorized Operating System(s)." The operating system(s) specified on the attached Software License Order.

     1.6 "Authorized Use." Use of the Licensed Software on a single Computer System or LAN, on no more than the maximum number of workstations on the Authorized Operating System(s) specified on the Software License Order, only for purposes of processing Customer's own internal data (and not on a timeshared or service bureau basis), only by Customer personnel, and only on Customer premises or on computer hardware owned by Customer. Authorized Use shall include the generation and preparation of reports for Customer and its affiliates, provided that such activities are in strict compliance with the foregoing.

     1.7 "Proprietary Rights." All rights in and to copyrights, rights to register copyrights, trade secrets, inventions, patents, patent rights, trademarks, trademark rights, confidential and proprietary information protected under contract or otherwise under law, and other similar rights or interests in intellectual or industrial property.

     1.8 "Effective Date." The date specified on the attached Software License Order.

2.   GRANT OF LICENSE

     2.1 Licensed Software. Customer recognizes that the license fee paid hereunder for the Licensed Software does not fully reimburse ASC for ASC's total expense in developing the Licensed Software. Accordingly, as of the Effective Date and subject to the terms and conditions hereof, ASC hereby grants to the Customer, and Customer hereby accepts, a non-exclusive license to use the Licensed Software and the Proprietary Rights embodied therein, only for purposes of the Authorized Use. Customer shall not have the right to relicense or sell the Licensed Software or to transfer or assign the Licensed Software, except as expressly provided herein.

     2.2 Additional Authorized Use. Licensee may increase the scope of the Authorized Use by purchasing additional license rights from ASC for additional Computer Systems, additional LANs, or additional workstations on a licensed Computer System or LAN, and such additional Authorized Use shall be governed by the terms and conditions hereof. Customer agrees that, absent ASC's express written acceptance thereof, the terms and conditions contained in any purchase order or other document issued by Customer to ASC for the purchase of rights for additional Authorized Use shall not be binding on ASC to the extent that such terms and conditions are in addition to, or inconsistent with, the terms and conditions contained in this Agreement.

     2.3 Substitutions and Modifications By ASC. ASC reserves the right to make substitutions and/or modifications to the Licensed Software, providing that such substitutions or modifications will not materially affect the performance thereof.

     2.4 Requests for Modifications By Customer. ASC will consider requests from Customer for modifications to the Licensed Software, but ASC is under no obligation to develop any such modifications. ASC reserves the right to charge additional license fees and/or development fees for any modification to the Licensed

Software. Such modifications shall automatically become a part of the Licensed Software and subject to the terms and conditions of this Agreement.

     2.5 Installation and Acceptance. ASC shall install the Licensed Software at Customer's premises at a mutually agreed-upon time, which date shall be considered the "date of software acceptance" for the purposes of this Agreement. ASC shall demonstrate that the Licensed Software conforms to ASC's accompanying documentation, whereupon Customer shall be deemed to have accepted the Licensed Software.

     2.6 Payment. Software license fees for the Licensed Software shall be paid by Customer as follows:

          2.6.1 One-Time License Fees. The total software license fee for the Licensed Software requires the payment of one-time license fees, as shown in the attached Software License Order. A non-refundable deposit of twenty percent (20%) of the one-time software license fees for the Licensed Software is due immediately upon the signing of this Agreement by Customer, and the deposit will be credited to the total one-time license fee for the Licensed Software. The final payment of one-time license fees for the Licensed Software shall be due and payable on the date of software acceptance pursuant to Section 2.5 hereof.

          2.6.2 Ongoing License Fees. In addition to the one-time license fees indicated above, and only if indicated in the attached Software License Order, the total software license fee for the Licensed Software also includes ongoing license fees, which shall be paid by Customer to ASC according to the payment schedule shown therein.

     2.7 Ownership. Customer shall not acquire title to the Licensed Software. Customer's only interest in the Licensed Software is that of a licensee under this Agreement. Except for certain portions of the Licensed Software that are owned by third parties and which are sublicensed herein, title to the Proprietary Rights embodied in the Licensed Software shall remain in and be the sole and exclusive property of ASC.

     2.8 Copying. Customer is authorized to make no more than three (3) back-up copies of the computer programs and data files that comprise the Licensed Software. Except for such back-up copies, Customer shall not copy, duplicate, or print the Licensed Software including the accompanying documentation, in whole or in part, without the prior written consent of ASC.

     2.9 Modification; Disassembly. Customer shall not modify, disassemble, or decompile the Licensed Software for any purpose.

     2.10 Proprietary Notices. Customer shall not alter, change or remove any proprietary notices or confidentiality legends placed on or contained within the Licensed Software. Customer shall include such notices and legends in all copies of any part of the Licensed Software made pursuant to this Agreement.

     2.11 Right of Access by ASC. Customer shall provide the necessary passwords and protocols to permit ASC to access the Licensed Software by modem for purposes of providing technical support services and/or for determining whether the Licensed Software is being used in accordance with the terms and conditions hereof.

     2.12 Notice of Infringement; Misappropriation. In the event either party becomes aware of any action that may infringe or misappropriate the Proprietary Rights of the other party, such party shall promptly notify the other party of such action.

     2.13 No Encumbrances. Customer shall keep the Licensed Software free and clear of all claims, liens, and encumbrances.

     2.14 Reserved Rights. All rights not expressly granted to Customer herein are expressly reserved by ASC.

3.   TERM AND TERMINATION

     3.1 License Term. The license for the Licensed Software shall commence upon the Effective Date, and continue in perpetuity unless terminated as provided herein.

     3.2 Termination for Convenience. Customer may terminate the license for the Licensed Software by giving thirty (30) days written notice to ASC.

     3.3 Obligations Upon Expiration or Termination. Upon the termination hereof, Customer shall immediately cease all use of the Licensed Software and otherwise cease exercise of all other rights granted herein. Customer shall within ten (10) days of termination, return all existing copies of the Licensed Software to ASC and certify to ASC that all copies or partial copies of same have been returned or destroyed.

4.   CONFIDENTIALITY

     4.1 Licensed Software. Customer acknowledges ASC's claim that the Licensed Software embodies valuable trade secrets proprietary to ASC. Customer shall use the Licensed Software only for purposes authorized herein. Customer shall safeguard the confidentiality of the Licensed Software, using at least reasonable care. Such care shall include, but not be limited to, taking reasonable precautions to ensure that (i) the Licensed Software is made available only to Customer's employees, and (ii) Customer and its employees do not make unauthorized use, disclosure, or transfer of the Licensed Software.

     4.2 Customer Information. All Customer information submitted to ASC or prepared for or in connection with the performance of this Agreement that is marked "confidential" or "proprietary" shall be held in confidence by ASC and shall not, without the prior written consent of Customer, be disclosed or be used for any purposes other than the performance of this Agreement. ASC shall safeguard the confidentiality of such Customer information, using at least reasonable care.

5.   WARRANTIES AND LIMITATION OF LIABILITY

     5.1 Limited Warranty for the Licensed Software. For a period commencing with the date of software acceptance and continuing for a period of ninety (90) days, ASC warrants that the Licensed Software (i) will conform to all material operational features and performance characteristics of the accompanying documentation supplied by ASC, and (ii) will be free of errors and defects that materially affect the performance of such features; provided, however, that (i) the Licensed Software is implemented and operated in accordance with all written instructions supplied by ASC, (ii) Customer notifies ASC in writing of such nonconformity, error, or defect within ten (10) days of the appearance thereof, and (iii) Customer has promptly and properly installed all corrections and updates made available by ASC to Customer. If Customer notifies ASC in writing in a timely manner of any such nonconformity, error, or defect, ASC shall at its sole and exclusive option repair or replace the Licensed Software. THE REMEDIES SET OUT IN THIS SECTION 5.1 ARE THE SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF THE WARRANTY PROVIDED. THIS WARRANTY GIVES CUSTOMER SPECIFIC LEGAL RIGHTS, AND CUSTOMER MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE. ASC DOES NOT WARRANT THAT THE LICENSED SOFTWARE WILL MEET CUSTOMER'S REQUIREMENTS, THAT THE LICENSED SOFTWARE WILL OPERATE IN THE COMBINATIONS WHICH CUSTOMER MAY SELECT FOR USE, THAT THE OPERATION OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ALL LICENSED SOFTWARE ERRORS WILL BE CORRECTED.

     5.2 Warranty Exclusions. Notwithstanding any other provisions of this Agreement to the contrary, the limited warranty provided in Section 5.1 shall not apply to nonconformities, errors, or defects due to any of the following:
(i) misuse of the Licensed Software, (ii) modification of the Licensed Software by Customer, (iii) failure by Customer to utilize compatible computer and networking hardware and software, (iv) interaction with software or firmware not provided by ASC, or (v) any change in applicable operating system software.

     5.3 Warranty Disclaimer for Licensed Software. EXCEPT FOR THE LIMITED WARRANTY PROVIDED ABOVE, TO THE EXTENT ALLOWED BY LAW, ASC HEREBY DISCLAIMS ALL WARRANTIES, BOTH EXPRESS AND IMPLIED, INCLUDING IMPLIED WARRANTIES RESPECTING MERCHANTABILITY, TITLE, AND FITNESS FOR A PARTICULAR PURPOSE. SOME STATES DO NOT ALLOW DISCLAIMERS OF IMPLIED WARRANTIES, SO THE ABOVE LIMITATION MAY NOT APPLY TO CUSTOMER.

     5.4 Proprietary Rights Warranty and Indemnification. ASC represents and warrants that ASC has the authority to license the rights to the Licensed Software that are granted herein. ASC shall defend, indemnify, and hold Customer harmless from any final award of costs and damages against Customer for any action based on (i) the lack of right or authority to license the Licensed Software, or (ii) infringement of any U.S. copyright, trade secret, or patent known to ASC as a result of the use of a current copy of the Licensed Software, unmodified by Customer; provided, however, that ASC is promptly notified in writing of any such suit or claim, and further provided that Customer permits ASC to defend, compromise, or settle same, and provides all available information and reasonable assistance to enable ASC to do so. The foregoing is exclusive and states the entire liability of ASC with respect to infringements or misappropriation of any Proprietary Rights by the Licensed Software.

     5.5 Limitation of Damages. ASC'S ENTIRE LIABILITY FOR MONEY DAMAGES ARISING OUT OF THIS AGREEMENT AND/OR THE LICENSING OF THE LICENSED SOFTWARE SHALL BE LIMITED TO LICENSE FEES PAID BY CUSTOMER UNDER THIS AGREEMENT, AND IF SUCH DAMAGES ARISE OUT OF CUSTOMER'S USE OF THE LICENSED SOFTWARE OR SERVICES PROVIDED HEREUNDER SUCH LIABILITY SHALL BE LIMITED TO THE FEES PAID FOR THE RELEVANT PORTION OF THE LICENSED SOFTWARE OR SERVICES GIVING RISE TO THE LIABILITY PRORATED OVER A FIVE (5) YEAR TERM FROM THE EFFECTIVE DATE OF THIS AGREEMENT.

     5.6 Disclaimer of Incidental and Consequential Damages. IN NO EVENT SHALL ASC BE LIABLE TO CUSTOMER UNDER ANY THEORY INCLUDING CONTRACT AND TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) FOR ANY INDIRECT, SPECIAL OR INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES, DAMAGES FOR LOSS OF DATA, LOSS OF USE OF COMPUTER HARDWARE, DOWNTIME, LOSS OF GOODWILL, LOSS OF BUSINESS OR COMPUTER HARDWARE MALFUNCTION, EVEN IF ASC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO CUSTOMER.

     5.7 Limitation on Actions. No action, regardless of form, arising out of or relating to this Agreement may be brought by either party more than one (1) year after the cause of action has occurred.

     5.8 Allocation of Risks. This Agreement allocates fairly between ASC and Customer the risks of defects in, or failure of, the Licensed Software. This allocation is the result of negotiation between the parties, is accepted by both parties, and is reflected in the pricing for the Licensed Software, other fees payable, the limited warranties provided, the limited remedies provided, the disclaimer of liability for certain damages including without limitation, incidental and consequential damages, the limitation of liability, and the limitation on actions. The parties hereby stipulate that in any proceeding regarding any dispute under this Agreement, all of these provisions should be recognized and enforced.

Part E -- SYSTEM SUPPORT

1.   DEFINITIONS

     1.1 "Supported Software." Computer programs in machine executable form only and related documentation and data files, as described in the System Support Order which is attached hereto as Exhibit E.

2.   SERVICES RENDERED

     ASC will support the Supported Software shown in the System Support Order, subject to the terms and conditions of the System Support Agreement, which is attached hereto as Exhibit A.

3.   SERVICES EXCLUDED

     Services which are not provided by way of this Part E of this Agreement include, but are not limited to, those services shown in the attached System Support Agreement.

4.   TERM

     ASC will provide system support for one (1) "contract" year beginning on the date of software acceptance (per Section 2.5 of Part L) for the Supported Software. Unless Customer provides written notice thirty (30) or more days prior to the expiration of the then current contract year, system support shall be automatically renewed at the then current fee. ASC must provide Customer written notice sixty (60) or more days prior to the expiration of the then current contract year in order to terminate system support, or in order to change system support fees.

5.   FEE PAYMENT TERMS

     Payment for system support shall be due and payable four times each year, in advance, as shown in the System Support Order. The first payment shall be an amount prorated from the date of software acceptance to the end of the same calendar quarter, so that all subsequent payments will coincide with calendar quarters. System support fees are in addition to any software license fees required by ASC to authorize Customer use of Supported Software.

Part S -- SERVICE

1.   SERVICES

     Customer shall receive the services of ASC in areas Customer shall designate and in which ASC has expertise, including those items shown in the Service Order which is attached hereto as Exhibit S. ASC shall extend its best professional effort in the performance of same.

2.   PRICE

     Customer shall pay ASC, as compensation for services performed and expenses incurred, according to its then current Professional Rate Schedule, a current copy of which is shown in Exhibit P of this Agreement. All charges, rate classifications and minimum hours are subject to change by ASC upon thirty (30) days notice to Customer. Customer will be invoiced from time to time by ASC for services rendered and expenses incurred to date, at which time such payment is considered due and payable.

3.   DEPOSIT

     If applicable, a one-time service deposit in the amount shown in the attached Service Order shall be due and payable upon the execution of this Agreement, and will be credited to the billing for services rendered and expenses incurred upon the completion of said services or expenses.

4.   REPORTING

     ASC shall provide Customer with a written summary of the findings gathered and/or the services rendered during the term of this Agreement. Complete payment for services rendered shall be due and payable upon tender of such summary to Customer.

5.   USE

     ASC retains all ownership and marketing rights to all programs, data files, technical information, specifications, reports, drawings, models, and other software developed hereunder. By this Agreement, Customer obtains only the non-exclusive right to use the software developed hereunder. Customer hereby agrees not to make copies of this information without the express written consent of an authorized officer of ASC, unless said copies are for backup purposes only. It is further specifically agreed that Customer may not sell, lease, transfer, sublicense and/or license any programs, data files, technical information, specifications, reports, drawings, models, and/or the like to any third party without prior written consent from an officer of ASC.

Part H -- HARDWARE PURCHASE

1.   DEFINITIONS

     "Hardware." The computer hardware and/or third-party (non-ASC) software as described in the Hardware Purchase Order which is attached hereto as Exhibit H.

2.   PRICE

     The purchase price for the Hardware shall be as specified in the attached Hardware Purchase Order.

3.   TERMS OF SHIPMENT

     All Hardware will be shipped F.O.B. ASC's loading dock, with shipping charges and transit insurance to be paid by Customer. ASC reserves the right to make partial shipments, in which case each shipment shall be a separate transaction and payment will be made accordingly. Settlement of all claims will be made on the basis of repair or replacement at ASC's option.

4.   HARDWARE INSTALLATION AND ACCEPTANCE

     The date on which the Hardware is shipped by ASC to Customer shall be considered the "date of Hardware acceptance" for the purposes of this Agreement. Customer shall be responsible for the installation of each item of Hardware in the Customer specified location.

5.   PAYMENT

     A deposit of twenty percent (20%) of the Hardware purchase price is due and payable immediately upon the signing of this Agreement by Customer, and will be credited to the purchase price of the Hardware. In the event Customer cancels any unshipped Hardware, ASC shall retain the Hardware deposit as liquidated damages. Final payment for the Hardware shall be due and payable on the date of Hardware acceptance.

6.   SECURITY INTEREST

     Customer hereby grants to ASC a security interest in all Hardware to secure all Customer Hardware and other payment obligations hereunder. Upon demand by ASC, Customer agrees to immediately execute any security agreement, financing statement, applications for registration and/or other documents evidencing such security interest in a form satisfactory for filing with the appropriate government authorities. Customer agrees to take any other action deemed necessary by ASC in order to perfect ASC's security interest hereunder. ASC agrees to terminate its security interest in the Hardware when all Customer payments required hereunder have been made.

7.   WARRANTIES AND LIMITATION OF LIABILITY

     7.1 No Warranty. THE HARDWARE IS PROVIDED "AS-IS," AND WITHOUT ANY WARRANTY OF ANY KIND FROM ASC. ALL WARRANTIES BOTH EXPRESS AND IMPLIED, ARE HEREBY DISCLAIMED INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     7.2 Limitation of Liability. ASC ASSUMES NO LIABILITY REGARDING THE HARDWARE. CUSTOMER AGREES TO LOOK SOLELY TO THE MANUFACTURER(S) OF THE HARDWARE FOR SATISFACTION REGARDING THE HARDWARE. ASC SHALL PASS-THROUGH ANY WARRANTIES REGARDING THE HARDWARE THAT ARE PROVIDED BY HARDWARE MANUFACTURER(S).

     7.3 Disclaimer of Incidental and Consequential Damages. IN NO EVENT SHALL ASC BE LIABLE TO CUSTOMER UNDER ANY THEORY INCLUDING CONTRACT AND TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) FOR ANY INDIRECT, SPECIAL OR INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES, DAMAGES FOR LOSS OF DATA, LOSS OF USE OF COMPUTER HARDWARE, DOWNTIME, LOSS OF GOODWILL, LOSS OF BUSINESS OR COMPUTER HARDWARE MALFUNCTION, EVEN IF ASC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO CUSTOMER.

8.   HARDWARE MAINTENANCE

     Each manufacturer reserves the right to determine whether or not maintenance will be provided to each installation. Customer is solely responsible for securing maintenance services for Hardware.

Part G -- GENERAL TERMS AND CONDITIONS

1.   ASC EXPENSES

     Unless otherwise specifically stated in this Agreement, charges for all products delivered and services rendered are exclusive of any incidental expenses which may be incurred by ASC. Customer shall reimburse ASC for all usual and ordinary expenses, including but not limited to travel, hotel accommodations, meals, tips, telephone, local transportation, parking, supplies, data media, shipping charges, insurance and the like, incurred by ASC in the course of performance of its duties under the terms of this Agreement. All expenses shall be justified as actually and necessarily expended in connection with products and/or services acquired by Customer under the terms of this Agreement, and evidenced by receipts or other documentation upon request by Customer.

2.   ACCESS TO CUSTOMER

     Customer agrees to designate one person satisfactory to ASC to represent Customer and to coordinate materials and personnel during the term of this Agreement. Customer shall allow ASC access to sufficient competent source personnel and any source materials necessary to carry out its obligations, which source materials shall remain the property of Customer. ASC shall regard any Customer source data it receives as confidential, and will not make Customer source materials available to third parties without the prior written consent of Customer.

3.   ACCESS TO CUSTOMER PREMISES

     Customer agrees to provide ASC sufficient space at Customer premises during normal working hours so that ASC may carry out its obligations under the terms and conditions of this Agreement. Customer also agrees that ASC personnel may enter Customer premises periodically with prior notice to Customer to inspect the Licensed Software and the hardware on which the Licensed Software is installed, for the purposes of testing, modifying, updating, monitoring confidentiality and the like. Further, Customer agrees to allow ASC to demonstrate the Licensed Software installed on Customer computer at Customer premises from time to time, provided that ASC shall provide reasonable prior notice to Customer, and that said demonstration shall take place at times which will not unreasonably interfere with Customer use of ASC products and services.

4.   ACCESS TO ASC

     ASC agrees to designate one person satisfactory to Customer to represent ASC and to help coordinate materials and personnel during the term of this Agreement. ASC shall assign its personnel to fulfill its obligations under the terms of this Agreement consistent with the best interest of Customer and with the then current availability of ASC and/or subcontractor personnel. ASC shall endeavor at all times to perform in a timely manner. However, ASC shall not be liable for non-performance or delays due to fire, strike, lockout, governmental order or regulation, delay in transportation, delay by manufacturer, or any other cause which is beyond the reasonable control of ASC.

5.   TAXES

     All charges are exclusive of all federal, state, municipal, or other political subdivision, excise, sales, use, property, occupational, or like taxes now in force or enacted in the future, and are therefore subject to an increase equal in the amount of any such tax ASC may be required to collect or pay upon the sale or delivery of the products or service purchased or licensed hereunder. If a certificate of exemption or similar document or proceeding is to be made in order to exempt the transaction from any tax liability, Customer will provide ASC such certificate or document or initiate such proceeding. Customer shall not be responsible for payment of taxes based on ASC net income.

6.   PAYMENT TERMS

     Unless otherwise notified by ASC, Customer will make all payments directly to ASC. If Customer fails to pay any charge within thirty (30) days of when said charge becomes due and payable, it agrees that ASC will have the right to invoice and Customer will pay a late payment charge of the lesser of (i) one and one-half percent (1.5%) of the outstanding balance per month, or (ii) the maximum interest rate allowed at law. If delivery of any ASC product or service is delayed by Customer, payment shall become due and payable from the date when ASC is prepared to make delivery. In the event of such delay, ASC shall be free to invoice Customer, and Customer agrees to pay for any additional expenses incurred by ASC, including but not limited to increased costs of labor, materials, equipment, and the like. Products held for Customer because of such delay by Customer shall be at the risk and expense of Customer. Customer shall reimburse ASC for all costs and expenses, including reasonable attorney's fees incurred by ASC to enforce collection of any monies due from Customer. Payments may be made by a third party leasing company with written permission of ASC, whose permission will not be unreasonably withheld.

7.   TERMINATION

     This Agreement shall terminate immediately and automatically upon the occurrence of any one of the following: (i) Customer assigns this Agreement or any of its rights hereunder without the prior written consent of ASC, or (ii) if any assignment is made of Customer business for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or part of Customer property, or if Customer is adjudicated a bankrupt. Further, ASC shall have the right to terminate this Agreement if Customer shall neglect or fail to perform any of its obligations to ASC, including but not limited to the timely payment of license fees and any other sums due ASC, and said Customer breach remains uncured for thirty (30) days after written notice from ASC of said breach. The obligations and remedies of the parties regarding proprietary rights and confidentiality which are set forth in this Agreement shall survive termination or expiration of this Agreement.

8.   MERGER

     This Agreement, and any specified attachment, or exhibits attached, constitute the entire agreement between ASC and Customer. All promises, representations, understandings, and agreements with respect to the subject matter hereof, and inducements to the making of this Agreement relied upon by either party, have been expressed herein, and may be altered, amended, modified only in writing executed by the parties hereto.

9.   JURISDICTION

     This Agreement shall be interpreted and enforced pursuant to the laws of the State of Ohio. In the event any party retains legal counsel to enforce any of the provisions of this Agreement, the party against whom judgment is made agrees to pay all reasonable costs and attorney's fees and expenses, including but not limited to costs, fees, and expenses of collecting such judgment.

10.  ARBITRATION

     Any dispute or question arising hereunder which the parties are unable to settle between themselves shall be submitted to binding arbitration according to the rules of the American Arbitration Association as then established and practiced in Cleveland, Ohio. Judgment upon any award made in such arbitration may be entered and enforced in any court of competent jurisdiction.

11.  SEVERABILITY

     If any term, covenant, condition or provision, or portion thereof, of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement shall be in full force and effect and shall in no way be affected, impaired or invalidated.

12.  ASSIGNMENT

     This Agreement shall inure to the benefit of, and be binding upon, any successor to all, or substantially all, of the business and assets of such party, whether by merger, sale of assets, or other agreements or operation of law. Except as provided herein, neither party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, without the other party's prior written consent. Any attempted assignment or delegation in contravention of this Section shall be void and ineffective.

13.  NO IMPLIED WAIVERS

     The failure of either party to enforce at any time any of the provisions hereof shall not be a waiver of such provision, or any other provision, or of the right of such party thereafter to enforce any provision hereof.

14.  FORCE MAJEURE

     Neither party shall be liable for damages for any delay or failure of delivery arising out of causes beyond their reasonable control and without their fault or negligence, including, but not limited to, Acts of God, acts of civil or military authority, fires, riots, wars, or embargoes.

                                   ADDENDUM

This Addendum, entered into on this 20th day of December, 1996, amends the License, Services, and Purchase Agreement ("the Agreement") of even date herewith made by and between Pan American Bank, FSB ("Customer"), and Associated Software Consultants, Inc. ("ASC"). All terms of the Agreement remain in full force and effect and this Addendum serves to modify the Agreement only as shown herein. Where the terms of this Addendum conflict with the terms of the Agreement, the terms of this Addendum supersede the terms of the Agreement.

Part L -- Software License

A) Delete "ninety (90) days" from Section 5.l and replace it with the following:

     "one (1) year"

B) Delete "not provided by ASC" from Section 5.2 and replace it with the following:

     "not provided or approved by ASC"

C)   Delete Section 5.4 in its entirety and replace it with the following:

     "5.4 Proprietary Rights Warranty and Indemnification. ASC represents and warrants that ASC has the authority to license the rights to the Licensed Software that are granted herein. ASC shall defend, indemnify, and hold Customer harmless from any final award of costs and damages against Customer for any action based on (i) the lack of right or authority to license the Licensed Software, or (ii) infringement of any copyright, trade secret, or patent as a result of the use of a current copy of the Licensed Software, unmodified by Customer (however Customer may use the Licensed Software to modify the contents of associated data files). ASC's performance of the above shall be at ASC's expense. The foregoing is provided that ASC is promptly notified in writing of any such suit or claim, and further provided that Customer permits ASC to defend, compromise, or settle same, and provides all available information and reasonable assistance to enable ASC to do so. The foregoing is exclusive and states the entire liability of ASC with respect to infringements or misappropriation of any Proprietary Rights by the Licensed Software."

D)   Delete Section 5.5 in its entirety and replace it with the following:

     "5.5 Limitation of Damages. ASC'S ENTIRE LIABILITY FOR MONEY DAMAGES ARISING OUT OF THIS AGREEMENT AND/OR THE LICENSING OF THE LICENSED SOFTWARE SHALL BE LIMITED TO THE LICENSE AND OTHER FEES PAID BY CUSTOMER UNDER THIS AGREEMENT."



                                                           (cont'd on next page)

(Addendum, Page Two of Two)

Part G -- General Terms and Conditions

A)   Delete the last sentence of Section 3 and replace it with the following:

     "Further, ASC desires to demonstrate the Licensed Software installed on Customer computer at Customer premises from time to time. Customer is solely authorized to permit such demos, but will not unreasonably withhold its permission. Further, Such demonstrations shall take place at times which will not unreasonably interfere with Customer use of ASC products and services."

B)   Delete the first sentence of Section 7 and replace it with the following:

     "This Agreement shall terminate immediately and automatically if any assignment is made of Customer business for the benefit of Creditors, or if a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or part of Customer property, or if Customer is adjudicated a bankrupt."


ALL PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND FULLY UNDERSTAND THIS ADDENDUM AND HEREBY AGREE TO THE TERMS HEREOF.

for Customer:                            for ASC:

Pan American Bank, FSB                   Associated Software Consultants, Inc.


/s/ ROBERT WILSON                        /s/ TIMOTHY W. LISTON
________________________________         ___________________________________
                                         Timothy W. Liston, Vice President

Robert Wilson/EVP
________________________________
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